                                                                    EXHIBIT 23.1

                       [KPMG PEAT MARWICK LLP LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Lithia Motors, Inc. and Subsidiaries



    We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus. Our report refers to a change to the FIFO method of valuing inventory effective January 1, 1997.


                                          /s/ KPMG Peat Marwick LLP


Portland, Oregon



April 13, 1998